Exhibit 10.1

KAIMANA HILA, Official Number: 1274135

AMENDMENT No. 1 to CONSOLIDATED AGREEMENT

Matson Navigation Company, Inc.
Name of Shipowner
555 12th Street			MA -14454	[MATNAV 0002]
Street Address for Notices			Contract No.	FFB Note Identifier No.
Oakland	California	94607	Corporation
City	State	Zip Code	Organizational Form (e.g., corporation, limited liability company, partnership)
Treasurer			Hawaii
Name of Contact Person to Receive Notices			Jurisdiction of Organization
Email Address: bbowler@matson.com			June 22, 2020	$139,584,000
General Counsel			Second Closing Date	Maximum Principal Amount of Guarantee
Send Copies of Notices to
Email Address: none

THIS AMENDMENT No. 1 to CONSOLIDATED AGREEMENT (this “Amendment”) is made as of the Closing Date set forth above (such Closing Date is the Second Closing Date, as defined in the Agreement hereinafter referred to) between THE UNITED STATES OF AMERICA (the “United States”), represented by the Maritime Administrator (the “Administrator”) of the Maritime Administration (“MARAD”), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”), and the Shipowner named above (the “Shipowner”), an entity existing under the laws of the Jurisdiction of Organization in the Organizational Form both as stated above.  Capitalized terms used herein, unless otherwise noted, have the respective meanings set forth in Annex B.

RECITALS:

A.       On April 27, 2020, the Administrator, the Shipowner, and the Affiliate Guarantor entered into the Consolidated Agreement, Contract No. MA-14454 (the “Agreement”);

B.         As set forth in the Recitals to the Agreement, the Shipowner submitted an application to the Administrator for the Guarantee of obligations pursuant to Chapter 537 to finance a portion of the cost of constructing, reconstructing or reconditioning the Vessel and the Second Vessel;

C.         After review of such application, the Administrator made certain determinations and issued the Letter Commitment on the Letter Commitment Date;

D.        The Shipowner is the sole owner of the Second Vessel constructed pursuant to the Construction Contract with the Shipyard;

Relating to Contract No. MA-14454	Page 1

E.         To aid in the Financing of the Second Vessel, FFB, the Shipowner and the Administrator have executed and delivered the Second Vessel Note Purchase Agreement providing for the sale and delivery of the Second Vessel Note having the Stated Maturity Date and Approved Interest Rate to be determined with respect to each Advance as set forth on Annex A of this Amendment;

F.         As provided in the Agreement, pursuant to this Amendment, the Administrator is executing, and the Shipowner is accepting, the Commitment to Guarantee with respect to the Second Vessel Note in the maximum principal amount equal to the Applicable Guarantee Percentage of the Depreciated Actual Cost or the Actual Cost of the Second Vessel, as the case may be, on the Second Closing Date, set forth in Table A of Annex A to this Amendment;

G.        Pursuant to this Amendment, the Shipowner is issuing and delivering the Second Administrator’s Note to the Administrator on the date hereof;

H.        Pursuant to this Amendment, as security for the due and timely payment of the Second Administrator’s Note and for the issuance of the Guarantee, the Shipowner and the Administrator are executing and delivering an amendment to the first preferred fleet mortgage on the Vessel in the form of Annex F hereto to add the Second Vessel thereto, and amendments to the first preferred mortgages on the Existing Vessels (the “Amendments No. 1 to the Mortgages”), and granting a security interest to the Administrator in the Second Vessel Collateral, including without limitation the Chapter 537 Reserve Fund, the Late Charges Reserve Subfund, the No-Call Prepayment Fund and the Interest Escrow Fund;

I.          As further security for the due and timely payment of the Administrator’s Note and for the issuance of the Guarantee, (1) the Shipyard has executed and delivered the Consent of Shipyard to the assignment of the Construction Contract to the Administrator with respect to the Second Vessel; (2) the Affiliate Guarantor has executed and delivered this Amendment and Amendment No. 1 to the Affiliate Guaranty to the Administrator; and (3) the Shipowner has executed and delivered the Assignment of Construction Contract, the Assignment of Earnings and the Assignment of Insurances to the Administrator, all with respect to the Second Vessel;

J.          It is the intention of the parties that the security interests of the Administrator in the Second Vessel Collateral be perfected by: (1) the execution and delivery of this Amendment and Amendment No. 1 to the Mortgage; (2) the Administrator’s possession of the Chapter 537 Reserve Fund, the Late Charges Reserve Subfund, the No-Call Prepayment Fund and the Interest Escrow Fund in accounts at Treasury, and all other sums, moneys, securities and proceeds thereof; and (3) the filing of appropriate financing statements to record the Administrator’s security interests in the Second Vessel Collateral;

K.        Capitalized terms used herein have the meanings given to them in Annex B to the Agreement, as amended by Annex X to the Agreement, unless otherwise defined herein.

NOW, THEREFORE, under the provisions of Chapter 537, and in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree that this Amendment consists of this introduction, the provisions below, and signature page and the following attached parts, all of which together with the Agreement constitute the entire agreement of the Administrator and the Shipowner with respect to the subject matter hereof,

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superseding all prior written and oral agreements and understandings between the parties with respect to such subject matter:

Annex A:   Information Specific to the Shipowner, the Affiliate Guarantor and the Second Vessel Guarantee Transaction

Annex B:     [See Agreement]

Annex C:     [See Agreement]

Annex D:     Disclosure Schedule

Annex E:     Form of Second Administrator’s Note

Annex F:     Form of Amendment No. 1 to First Preferred Fleet Mortgage

Annex G:     Form Assignment of Construction Contract

Annex H-1: Form of Consent of Shipyard

Annex H-2: [See Agreement]

Annex I:       Form of Assignment of Earnings

Annex J:      Form of Assignment of Insurances

Annex K :    Form of Amendment No. 1 to Affiliate Guaranty

Annex L:      [See Agreement]

Annex M-1: [See Agreement]

Annex M-2: [See Agreement]

Annex N:     [See Agreement]

Annex O:     [See Agreement]

Annex P:     [See Agreement]

Annex X:     [See Agreement]

In the event of any conflict or inconsistency between the provisions of this Amendment or Annex A of this Amendment (Information Specific to the Shipowner, the Affiliate Guarantor and the Second Vessel Guarantee Transaction) and the Agreement or Annex C (General Terms and Conditions), the provisions of the Agreement and of Annex A of this Amendment shall control.

ARTICLE I

Definitions

Section 1.01.  Definitions.  (a) Except as otherwise specified herein or as the context may otherwise require, from and after the Second Closing Date, the following terms have the respective meanings set forth below for all purposes of the Agreement:

“Administrator’s Note” means the Administrator’s Note as defined in the Agreement and includes the Second Administrator’s Note.

“Affiliate Guaranty Amendment” means Amendment No. 1, dated the date hereof, to the Affiliate Guaranty to the Administrator dated April 27, 2020.

“Amendment No. 1 to the Mortgage” means the Amendment and Supplement No. 1 to the First Preferred Fleet Mortgage dated April 16, 2020, which First Preferred Fleet Mortgage was recorded at Batch # 74980700, Doc. # 6.

“Collateral” includes the Collateral as defined in the Agreement and the Second Vessel Collateral, except that as used in Section 4.01 of the Agreement, the term Collateral does not include the Second Vessel Collateral.

“First Vessel” means the DANIEL K. INOUYE, Official Number 1274136.

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“Second Administrator’s Note” means the promissory note issued and delivered by the Shipowner to the Administrator, as originally executed, substantially in the form attached to this Amendment as Annex E, and as the same may be amended, modified, supplemented or endorsed, including any promissory note issued in substitution thereof.

“Second Vessel Collateral” has the meaning set forth in Section 5.01 (a) below.

“Second Vessel Note” means the Note issued by the Shipowner to FFB pursuant to the Second Vessel Note Purchase Agreement dated as of the date set forth in Annex A of this Amendment opposite such term.

“Second Vessel Note Purchase Agreement” means the Note Purchase Agreement among FFB, the Shipowner and the Administrator dated as of the date set forth in Annex A of this Amendment opposite such term.

“Second Vessel Note Purchase Document” means the Second Vessel Note, the Second Vessel Note Purchase Agreement and any other document executed in connection therewith, and “Second Vessel Note Purchase Documents” means all of such documents.

(b)  As provided in the Agreement, the term “Vessel” or “Vessels” as used in the Agreement includes the Second Vessel.

(c)  From and after the Second Closing Date, the terms “Note”, “Note Purchase Agreement” and “Note Purchase Documents” include, respectively, the “Second Vessel Note”, the “Second Vessel Note Purchase Agreement” and the “Second Vessel Note Purchase Documents.”

ARTICLE II

The Second Vessel Note

The Second Vessel Note shall be as provided in the Second Vessel Note Purchase Agreement and in the form of the Second Vessel Note annexed as Exhibit C to the Second Vessel Note Purchase Agreement, the proceeds of which shall be used for the Financing as set forth on Annex A of this Amendment.  The Second Vessel Note shall be subject to all of the terms and conditions set forth in the Second Vessel Note Purchase Agreement.

ARTICLE III

Commitment to Guarantee

SECTION 3.01. Commitment to Guarantee. The United States, represented by the Administrator, HEREBY COMMITS ITSELF TO GUARANTEE the payment of the unpaid interest on, and the unpaid balance of the principal of, the Second Vessel Note, including interest accruing between the date of default under the Second Vessel Note and the payment in full of the Guarantee, and, to effect this Commitment to Guarantee, hereby, subject to the terms and conditions hereof, commits itself to execute and deliver the Administrator’s Guarantee on the Second Closing Date.  The Shipowner hereby accepts this Commitment to Guarantee subject to the terms and conditions hereof.

SECTION 3.02.  Form of Guarantee.  The form of the Guarantee to be attached to the Second Vessel Note is as follows:

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“The United States of America, acting through the Maritime Administrator, Maritime Administration, U.S. Department of Transportation (the “Administrator”), hereby guarantees to the Federal Financing Bank, its successors and assigns (“FFB”), all payments of principal and interest, when and as due in accordance with the terms of the note dated on or about June 22, 2020, issued by Matson Navigation Company, Inc., (the “Borrower”) payable to FFB in the maximum principal amount of $139,584,000 to which this Administrator’s Guarantee is attached (such note being the “Note”), with interest on the principal until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by the Administrator of any sums or property from its enforcement of its remedies for the Borrower’s default.

“This Administrator’s Guarantee is issued pursuant to Chapter 537 of Title 46 of the United States Code, Section 6 of the Federal Financing Bank Act of 1973 (12 U.S.C. § 2285), and the Note Purchase Agreement dated as of June 22, 2020, among FFB, the Borrower, and the Administrator.

UNITED STATES OF AMERICA

By:       _______________________________

Name: _______________________________

Title:    _______________________________

Date:   _______________________________”

Section 3.03.  Conditions to Guarantee the Second Vessel Note and Execution and Delivery of the Guarantee on the Second Vessel Note.  The obligation of the Administrator to execute and deliver the Guarantee on the Second Closing Date shall be subject to receipt by the Administrator of the following items on the Second Closing Date, or such other date specified herein, unless waived by the Administrator:

Transaction Documents

(a)        the Shipowner shall have executed and delivered to the Administrator this Amendment, the Second Administrator’s Note, Amendment No. 1 to the Mortgage, the Assignment of Construction Contract in the form of Annex G to this Amendment, the Assignment of Earnings in the form of Annex I to this Amendment, the Assignment of Insurance in the form of Annex J to this Amendment, an amendment to the First Preferred Ship Mortgage on each of the Existing Vessels, the Second Vessel Note, and the Second Vessel Note Purchase Agreement;

(b)        the Affiliate Guarantor shall have executed and delivered to the Administrator (1) this Amendment and (2) the Amendment No. 1 to the Affiliate Guaranty, and the Affiliate Guaranty as so amended shall be in full force and effect;

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(c)        the Shipowner and the Affiliate Guarantor shall have executed and delivered to the Administrator the declaration required by Section 1352 of Title 31 of the United States Code, as amended, and the Lobbying Disclosure Act of 1995, classified at 2 U.S.C. § 1601;

(d)        (1) the Shipowner and the Shipyard shall have executed and delivered to the Administrator the certificate described in Section 13.03(e) of the Agreement; and (2) the Shipyard shall have executed and delivered to the Administrator the Consent of Shipyard in the form of Annex H-1 hereto;

(e)        If the Administrator so requests, the Administrator shall have received a subordination in form and substance satisfactory to the Administrator with respect to all non-Chapter 537 debt of the Shipowner relating to the Vessels, if any, that has not been discharged, provided, however, it is agreed that any debt under the Existing Credit Agreement or under existing unsecured long term notes issued by the Affiliate Guarantor (in each case, including any guarantees thereof by Shipowner) does not constitute “debt of the Shipowner relating to the Vessels” for purposes hereof;

(f)        FFB shall have executed and delivered the Second Vessel Note Purchase Agreement in form and substance acceptable to the Administrator;

(g)        the Shipowner and Affiliate Guarantor each shall have delivered to the Administrator one or more Opinions of Counsel, which shall include, among other things, an opinion to the effect that: (1) by the terms of this Amendment, the Shipowner has granted to the Administrator a fully perfected, first priority security interest in each of the assets which constitutes the Second Vessel Collateral; and (2) all filings, recordings, notices and other actions required to perfect the Administrator's interests in the Second Vessel Collateral and to render such security interests valid and enforceable under applicable law have been duly effected, together with copies of such filings, such opinion to be substantially in the form of the opinions delivered on the Closing Date of the First Vessel;

(h)        the Administrator shall have received from the Shipowner: (i) two executed original counterparts of the Second Vessel Note Purchase Agreement; (ii) two copies of the Second Vessel Note; (iii) two executed originals of the legal opinions issued under Subsection (g) of this Section; (iv) two executed originals of the legal opinion delivered to FFB pursuant to the Second Vessel Note Purchase Agreement; and (v) two executed original counterparts of this Amendment, each of the Annexes hereto and all other documents executed and delivered by the Shipowner, the Affiliate Guarantor or FFB in connection with the Second Closing Date.

Vessel Documents

(i)         at least ten (10) days prior to the Second Closing Date, the Shipowner shall have provided the Administrator with satisfactory evidence of marine insurance as required by Section 11.10 of the Agreement, naming the Administrator as lender loss payee for Second Vessel’s hull & machinery coverage and as a co-assured to all liability coverage;

(j)         the Shipowner and any bareboat charterers of the Second Vessel shall have furnished to the Administrator an affidavit complying with the requirements of 46 CFR Part 355, demonstrating U.S. citizenship;

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(k)        at least ten (10) days prior to the Second Closing Date, the Shipowner shall have delivered to the Administrator (1) evidence that the Second Vessel is documented by the United States Coast Guard with a coastwise endorsement and (2) the United States Coast Guard certificates and evidence from the Classification Society that the Second Vessel is in class;

Financial Conditions

(l)         the Administrator shall have received at least ten (10) Business Days prior to the Second Closing Date (1) a detailed consolidated pro forma balance sheet for the Shipowner and its subsidiaries, certified by a Responsible Officer, including adequate disclosures in accordance with GAAP and showing, among other things, all non-Chapter 537 debt of Shipowner to the extent required to be disclosed in accordance with GAAP; and (2) a detailed consolidated pro forma balance sheet for the Affiliate Guarantor and its subsidiaries, certified by a Responsible Officer of the Affiliate Guarantor.  Each balance sheet described in this Subsection (l) shall be dated as of the Second Closing Date, reflect the completion of the Financing under Chapter 537, and demonstrate compliance with the Qualifying Financial Tests of Shipowner and the Qualifying Financial Tests of Affiliate Guarantor;

(m)       the Administrator shall have received the most recent annual Audited Financial Statements or quarterly Unaudited Financial Statements of Shipowner and the Affiliate Guarantor prepared in accordance with GAAP, each certified by a Responsible Officer of the Shipowner and the Affiliate Guarantor and showing, among other things, all non-Chapter 537 debt of the Shipowner and of the Affiliate Guarantor;

Second Closing Date Certifications

(n)      the Shipowner and Affiliate Guarantor, to the extent applicable, shall have executed and delivered to the Administrator an Officer’s Certificate representing and warranting that the following statements are true and correct in all material respects as of the Second Closing Date:

(1)        each of the representations and warranties set forth at Article X of the Agreement;

(2)        to such officer’s knowledge the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States;

(3)        there have been no occurrences that would adversely and materially affect the condition of the Second Vessel, its hull or any of its component parts, or, in the event such occurrences exist, a detailed description of such occurrence, in which event the Administrator may take such action as it deems appropriate, including not issuing the Guarantee;

(4)        since the Closing Date, there have not been any materially adverse changes in the financial or legal condition of the Shipowner or the Affiliate Guarantor or in the economic conditions in the intended trade for the Second Vessel;

(5)        there are no Liens on the Second Vessel or its component parts, except Permitted Liens;

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(6)        no Default or event after any period of time or any notice, or both, would constitute, a Default has occurred;

(7)        the amount of Actual Cost Paid with respect to the Second Vessel is true and correct;

(8)        each item in the amount of Actual Cost Paid is properly included in the Actual Cost of the Second Vessel;

(9)        each of the Shipowner and the Affiliate Guarantor is in compliance with the Qualifying Financial Tests of Shipowner and the Qualifying Financial Tests of Affiliate Guarantor, respectively, in accordance with GAAP, as adjusted by 46 CFR § 298.13(d), and detailing such compliance; and

(10)     all non-Chapter 537 debt of the Shipowner relating to the Vessels has been discharged or subordinated in a manner satisfactory to the Administrator, provided, however, it is agreed that any debt under the Existing Credit Agreement or under existing unsecured long term notes issued by the Affiliate Guarantor (in each case, including any guarantees thereof by Shipowner) does not constitute “debt of the Shipowner relating to the Vessels” for purposes of the Agreement;

(o)        at least ten (10) days prior to the Closing Date, or such shorter period as the Administrator may agree, the Shipowner’s Accountant shall have provided a certification or other evidence satisfactory to the Administrator as to the amounts paid by the Shipowner with respect to Section 2.03(n) (7) and (8) of the Agreement with respect to the Second Vessel;

Fees and Deposits

(p)        the Administrator shall have received the Guarantee Fee payable under 46 U.S.C. §53714(b) and the Investigation Fee due under 46 U.S.C. §53713(a), either (i) by wire transfer or (ii) by a check of the Shipowner payable to the Administrator, such Guarantee Fee to be held by the Administrator in escrow until such time as the FFB makes the Initial Advance on the Second Vessel Note, whereupon it shall be released to the Administrator for deposit, provided that if the Initial Advance has not been made by the date that is 10 Business Days after the Second Closing Date, the Guarantee Fee previously received by the Administrator referenced in clause (i) above or the check referenced in clause (ii) above shall be promptly returned to the Shipowner;

(q)        the Shipowner shall have made (1) the Interest Escrow Fund Deposit, unless waived by the Administrator as indicated in Annex A of this Amendment, and (2) the Late Charges Reserve Subfund Deposit in the amount set forth in Annex A hereto;

Other Conditions

(r)        the Shipowner shall have complied in all material respects with its agreements under the Agreement and all other requirements of Chapter 537 and the applicable regulations, as determined in the sole judgment of the Administrator;

(s)        there have not been any occurrences which have or would adversely and materially affect the condition of the Second Vessel, its hull or any of its component parts, as determined in the sole judgment of the Administrator;

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(t)         there shall not have occurred a Default or event after any period of time or any notice, or both, which would constitute a Default;

(u)        all documentation and legal opinions relating to the transactions contemplated by this Amendment and the Second Vessel Note Purchase Agreement shall be in form and substance satisfactory to the Administrator and all security interests in the Second Vessel Collateral shall be fully perfected and of first priority as of the Second Closing Date;

(v)        since the Closing Date, there have not been any materially adverse changes in the financial or legal condition of the Shipowner or the Affiliate Guarantor or in the economic conditions in the intended trade for the Second Vessel, each as determined in the sole judgment of the Administrator;

(w)       the Second Closing Date shall have occurred by June 28, 2020;

(x)        A copy certified by the Shipowner of resolutions adopted by the Shipowner authorizing the execution, delivery, and performance of the transactions contemplated by this Amendment;

(y)        The Shipowner shall have complied with the requirements of Section 13.03 of the Agreement with respect to the Second Vessel.

ARTICLE IV

The Second Administrator’s Note

SECTION 4.01. Second Administrator’s Note.  On the Second Closing Date, the Shipowner has duly executed and delivered, and the Administrator has accepted, the Second Administrator’s Note in an amount equal to the Maximum Principal Amount of the Second Vessel Note. The Second Administrator’s Note, and any endorsement thereof executed and delivered to the Administrator in accordance with Section 12.01(h) or otherwise shall be secured by the Agreement, the Mortgage as amended by Amendment No. 1 to the Mortgage, and the other Transaction Documents.

ARTICLE V

Security Agreement

SECTION 5.01.  Granting Clause.  (a) In order to secure the payment and performance of the obligations of the Shipowner under the Agreement and the other Transaction Documents to which it is a party, the Shipowner does hereby grant, sell, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Administrator a first priority continuing security interest in, Lien on and right of setoff against, all of the right, title and interest of the Shipowner in and to all of the following, whether now owned or existing or hereafter arising or acquired:

(1)        the Construction Contract and the Rights Under the Construction Contract and Related Contracts with respect to the Second Vessel;

(2)        Moneys Due to Shipowner with Respect to the Construction of the Second Vessel;

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(3)       the Second Vessel and each Existing Vessel and all Goods, including, without limitation, Accessions, fuel, Equipment, and Inventory, and all Accounts, including, without limitation, any bareboat charters, time charters, charter hire, voyage or other charters except slot charters, earnings, affreightments, and all Commercial Tort Claims described on the Disclosure Schedule or notified to the Administrator pursuant to Section 11.04 (all terms are defined as set forth in Annex B of the Agreement or in the UCC as applicable) in each case only to the extent the same appertain or relate solely to the Second Vessel or Existing Vessels or their operation, whether or not on board or ashore and not covered by the Mortgage, and further provided that shipping containers and Goods that are not specifically identified exclusively for use on one of the Second Vessel or Existing Vessels are not included in this grant;

(4)        the Late Charges Reserve Subfund and all sums, moneys, securities and proceeds of the Late Charges Reserve Subfund currently on deposit or hereafter deposited in said account, including, without limitation, Financial Assets;

(5)        the Chapter 537 Reserve Fund and all sums, moneys, securities and proceeds of the Chapter 537 Reserve Fund currently on deposit or hereafter deposited in said account, including, without limitation, Financial Assets;

(6)        the Interest Escrow Fund and all sums, moneys, securities and proceeds of the Interest Escrow Fund currently on deposit or hereafter deposited in said account, including, without limitation, Financial Assets;

(7)        the No-Call Prepayment Fund and all sums, moneys, securities and proceeds of the No-Call Prepayment Fund hereafter deposited in said fund, including, without limitation, the No-Call Prepayment Collateral;

(8)        all policies and contracts of insurance solely to the extent the same relate to the Second Vessel, including, without limitation, the Shipowner’s rights under all entries in any protection and indemnity or war risks associations or clubs, which are from time to time taken out by or for the Shipowner in respect of the Second Vessel, their hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof and all other rights of the Shipowner in respect thereof, including, without limitation, all claims of whatsoever nature including without limitation any general  average claims or loss of hire claims, as well as return premium; and

(9)       all cash and non-cash Products and Proceeds of the collateral described in Clauses (1) through (8) of this Section 5.01 (a).

The Administrator shall have, upon execution and delivery of Amendment No. 1 to the Mortgage, as further security, certain right, title and interest in and to the Mortgage, to be executed and delivered by the Shipowner to the Administrator, as mortgagee, on the date hereof, covering the Second Vessel.

(b)        The Shipowner’s right, title and interest in each of the assets and property described in Section 5.01 (a) of this Amendment are herein, collectively, called the "Second Vessel Collateral."  The Administrator shall hold the Second Vessel Collateral as collateral security for all of the obligations and liabilities of the Shipowner under the Agreement, the Administrator's

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Notes, the Mortgage and the other Transaction Documents and as collateral security, whether now made or hereafter entered into, for and with respect to the Guarantees.

ARTICLE VI

Insurance

SECTION 6.01.  Insurance.  From and after the Second Closing Date and at all times thereafter, the Shipowner shall, without cost to the Administrator, keep the Second Vessel insured in accordance with Section 11.10 (b) of the Agreement.

ARTICLE VII

Discharge of Agreement

SECTION 7.01.  Discharge of Agreement; Partial Discharge. Section 16.01 of the Agreement is hereby amended to read in its entirety as follows:

“Except as set forth in Section 5.03 of the Agreement with respect to a release of Lien on the Interest Escrow Fund, if either the Note or the Second Vessel Note and the related Administrator's Note shall have been satisfied and discharged, and if the Shipowner shall pay or cause to be paid all other sums that may have become secured under this Agreement and the other Transaction Documents with respect thereto, then with respect to such Note and the related Administrator’s Note this Agreement and the Liens, estate and rights and interests hereby and thereby granted, shall cease, terminate, and become null and void, and the Administrator, on the Shipowner’s Request and at the Shipowner's cost and expense, shall forthwith cause satisfaction and discharge and duly acknowledge such satisfaction and discharge of this Agreement to be entered upon its and other appropriate records, and shall execute and deliver to the Shipowner such instruments as may be necessary, and forthwith the estate, right, title and interest of the Administrator in and to the Collateral related to such Note and the related Administrator’s Note, and any other securities, cash, and any other property held by it under this Agreement, shall thereupon cease, determine and become null and void, and the Administrator shall transfer, deliver and pay the same to the Shipowner.”

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Interpretation; Execution in Counterparts; Effectiveness.  This Amendment is executed as and shall constitute and be construed with and as part of the Agreement and may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment shall become effective when it shall have been executed by the Administrator and when the Administrator shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(SIGNATURE PAGE ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Second Closing Date.

(SEAL)		SHIPOWNER
Attest:

By:	/s/ Rachel C. Lee	By:	/s/ Joel M. Wine
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Assistant Secretary	Title:	Senior Vice President and Chief Financial Officer

(SEAL) Attest:		UNITED STATES OF AMERICA, MARITIME ADMINISTRATOR
By:	/s/ Michael C. Pucci	By:	/s/ T. Mitchell Hudson, Jr.
Name:	Michael C. Pucci	Name:	T. Mitchell Hudson, Jr.
Title:	Assistant Secretary, Maritime Administration	Title:	Secretary, Maritime Administration

This Amendment has been duly executed and delivered by the duly authorized representatives of the Affiliate Guarantor as of the Second Closing Date solely to indicate the Affiliate Guarantor’s agreement to be bound by the provisions of this Amendment to the extent applicable to the Affiliate Guarantor as provided in the Agreement.

(SEAL) Attest:		AFFILIATE GUARANTOR
By:	/s/ Rachel C. Lee	By:	/s/ Joel M. Wine
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Corporate Secretary	Title:	Senior Vice President and Chief Financial Officer

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ANNEX A

INFORMATION SPECIFIC TO THE SHIPOWNER, THE AFFILIATE GUARANTOR AND THE SECOND VESSEL GUARANTEE TRANSACTION

Actual Cost (See Section 8.01 of Annex C of the Agreement):	$210,797,012 (See Table A below for Calculation and Itemization)
Administrator’s Address for Notices:	MARITIME ADMINISTRATOR Maritime Administration 1200 New Jersey Avenue, S.E. Washington, D.C. 20590 ATTN: Office of Marine Financing Telephone Number: (202) 366-5737 Email Address: marinefinancing@dot.gov
Affiliate Guarantor(s):	Name: Matson, Inc. Organizational Form: Corporation Jurisdiction of Organization: Hawaii □ None
Affiliate Guarantor(s)’ Address for Notices:

Street Address:  555 12th Street, Oakland, CA  94607

Name of Contact: Treasurer

Telephone Number:  (510) 628-4000

Email Address: bbowler@matson.com

With a copy to:

Street Address:  555 12th Street, Oakland, CA  94607

Name of Contact: General Counsel

Telephone Number:

Email Address:

□ Not Applicable

Aggregate Original Equity Investment (See Section 6.04 of Annex C of the Agreement):	Name of Vessels/Aggregate Original Equity Investment: KAIMANA HILA: $71,213,012

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 1

Amount of the Administrator’s Guarantee (See Section 2.01 of Annex C of the Agreement):

$139,584,000, plus an additional amount as the Administrator or the Deputy Maritime Administrator may approve, up to, but not exceeding, 10% of the Actual Cost or Depreciated Actual Cost (plus interest to the date of payment)

Amount of Administrator’s Note (See Section 3.01 of Annex C and Annex E of the Agreement):	$139,584,000, plus an additional amount as the Administrator or the Deputy Maritime Administrator may approve, up to, but not exceeding, 10% of the Actual Cost or Depreciated Actual Cost
Applicable Guarantee Percentage:

X Not more than 77.5 % of the Depreciated Actual Cost or the Actual Cost of both Vessels

□ Not more than 87.5 % of the Depreciated Actual Cost or the Actual Cost of the Vessels

(See Table A of Annex A below for itemization and calculation)

Application Date (See Recital E of Introduction of the Agreement):	September 25, 2014 and amended as of August 11, 2016
Approved Interest Rate (See Section 14.02 of Annex C and Annex E of the Agreement):

For each deemed Advance under the Administrator’s Note, the basic interest rate per annum applicable to the corresponding Advance under the Note plus, in the event the Shipowner elects a Par Prepayment/Refinancing Privilege with respect to such Advance under such Note, a fee (expressed in terms of a basis point incremental to the applicable interest rate) determined by FFB on the basis set forth in the Note.

Charter Hire and Rent Limitation (See Section 12.02(i) of Annex C of the Agreement):	6% of Consolidated Revenue (calculated in accordance with GAAP) for such fiscal year.
Construction Contract (See Section 2.03(a) and other Sections of Annex C of the Agreement):	With respect to the Vessel KAIMANA HILA: Shipbuilding Contract made as of November 6, 2013, between the Shipyard and the Shipowner, for the construction of one Aloha Class containership, Hull No. 30
Depreciated Actual Cost (See Table A of Annex A to this Amendment):	$201,277,564

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 2

(See Table A below for Calculation and Itemization) □ Not Applicable
FFB Address for Notices:	Federal Financing Bank Main Treasury Building 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220 Attention: Chief Financial Officer Telephone Number: (202) 622-2470 Facsimile Number: (202) 622-0707
Financial Information of Affiliate Guarantors on Closing Date (See Section 13.02 of Annex C of the Agreement)	i) Working Capital $N/A ii) Net Worth $799.5 million iii) Long Term Debt to Net Worth N/A iv) Consolidated Leverage Ratio 3.44
Financial Information of Shipowner on Closing Date (See Section 13.01 of Annex C of the Agreement)	i) Working Capital $0.1 million ii) Net Worth $1,298.8 million iii) Long Term Debt to Net Worth 0.79:1.00
Financing (See Article I of Annex C of the Agreement):	X Mortgage Period Financing □ Construction Period Financing
First Principal Payment Date (See Annex E of this Amendment):	March 15, 2021
Foreign Item Waivers (See Table A of Annex A of this Amendment):	X Specify: $54,687,590 □ None
Governing Law State (See Section 18.10(a) of Annex C of the Agreement):	California law to be applied absent applicable federal law, including federal common law
Guarantee Fee (See Section 2.03(p) of Annex C of the Agreement):	$6,655,785 X Shipowner Elects to Include Guarantee Fee as Item of Actual Cost of Vessels
Insurance Requirements (See Section 11.10(e) of Annex C of the Agreement):

Oil pollution liability subject to a sub-limit of $1 billion any one accident or occurrence. P&I War Risk Clause $500 million. Contractual extension, through transport extension and cargo deviation $5m combined single limit.

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 3

Interest Escrow Fund Deposit (See Sections 2.03(q) and 5.01 of Annex C of the Agreement):	□ Six Months Interest Payment of $_____________ X Waived
Investigation Fee (See Section 2.03(p) of Annex C of the Agreement):	$446,773, less the $5,000 filing fee and $102,421 paid for conducting an external review, equal to a total net amount of $339,352
Jurisdiction State/City (See Section 18.10(b) of Annex C of the Agreement):	Washington, D.C.
Late Charges Reserve Subfund Deposit (See Section 6.09 of Annex C of the Agreement):	$10,000
Letter Commitment Date (See Recital H of Introduction of the Agreement):	March 23, 2020
Mandatory Progress Prepayment Amount (See Section 3.02 of Annex C of the Agreement):	□ ____% of Reserve Fund Net Income over Mandatory Progress Prepayment Threshold X Not Applicable
Mandatory Progress Prepayment Threshold (See Section 3.02 of Annex C of the Agreement)	□ Reserve Fund Net Income > $_______ X Not Applicable
Maximum Payment Amount of Losses Directly to Shipowner (See Section 11.10(c) of Annex C of the Agreement):	$2,500,000
Maximum Self-Insurance Amount (See Section 11.10(b)(4) and 11.10(e) of Annex C of the Agreement):	$2,500,000
Second Vessel Note (See Article II of this Amendment):	The future advance promissory note of Shipowner to FFB in the Maximum Principal Amount of $139,584,000 Note Identifier: [MATNAV 0002]
Second Vessel Note Purchase Agreement (See Article II of this Amendment):	Date: June 22, 2020.
Payment Dates:	X Semi Annual Payment Dates: March 15th and September 15th of each year; or

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 4

□ Quarterly Payment Dates: _______, _______, ________ and ______ of each year
Qualifying Financial Tests of Affiliate Guarantor(s) (See Section 13.02 of Annex C of the Agreement):

(i) Net Worth ≥ 90% of amount shown on the Affiliate Guarantor’s Audited Financial Statements that are most recent prior to the Closing Date

(ii) Comply with the Maximum Consolidated Leverage Ratio Covenant set forth in the Existing Credit Agreement

(iii) Other: N/A

□ None

Qualifying Financial Tests of Shipowner (See Section 13.01 of Annex C of the Agreement):	(i) Working Capital ≥ $1.00 (ii) Net Worth ≥ N/A (iii) Long-Term Debt to Net Worth ≤ two (2):one (1) (iv) Other: N/A
Required Equity Amount (See Section 8.03(a) of Annex C of the Agreement):	$61,693,564, which is not less than 30.65% of the Depreciated Actual Cost of the KAIMANA HILA as of the Second Closing Date
Shipyard:	Philly Shipyard, Inc. (formerly, Aker Philadelphia Shipyard, Inc.)
Shipyard Project (See Section 6.06 of Annex C of the Agreement):	□ [Insert description and location of Shipyard Project] X Not Applicable
Special Provisions (See Annex X of the Agreement)	X Applicable □ Not Applicable
Special Security Default (See Section 14.01(b)(9) of Annex C of the Agreement):	X Not Applicable
Special Subordinated Liens (See Annex B definition of Permitted Liens):	None
Stated Maturity Date (See Sections 7.08 and 13.13 of Annex C of the Agreement and Annex E to this Amendment):	□ Twenty (20) years from Closing Date □ Twenty-Five (25) years from Closing Date X Other: March 15, 2044_______________

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 5

Supplemental Financial Tests of Affiliate Guarantor(s) (See Section 12.02 of Annex C of the Agreement):

(i) Net Worth ≥ 90% of amount shown on the Affiliate Guarantor’s Audited Financial Statements that are most recent prior to the Second Closing Date

(ii) Comply with the Maximum Consolidated Leverage Ratio Covenant

(iii) Other: Maintain a Qualifying Credit Agreement, unless maintained by the Shipowner (30-day grace period applies)

□ None

Supplemental Financial Tests of Shipowner (See Section 12.02 of Annex C of the Agreement):	(i) Working Capital ≥ $1.00 (ii) Long-Term Debt to Net Worth ≤ 2:1 (iii) Other: Maintain a Qualifying Credit Agreement, unless maintained by the Affiliate Guarantor (30-day grace period applies) □ None
UCC Filing State (State where UCC-1 was filed):	Hawaii
Vessels (See Section 2.03(d) of Annex C of the Agreement):	Type: Aloha class containership Number of Vessels: 1 Hull Identification Number, if available, Name, if available, and USCG Documentation Number, if applicable: KAIMANA HILA, Official Number: 1274135

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 6

TABLE A

As determined by the Administrator (a) the aggregate Actual Cost of the Second Vessel is $210,797,012 representing (1) the amounts paid by or for the account of the Shipowner as of the date hereof for the Construction of the Second Vessel, plus (2) the amount which the Shipowner is on the date hereof obligated to pay under the Construction Contract or is otherwise from time to time hereafter obligated to pay for the Construction of the Second Vessel; and (b) the aggregate Depreciated Actual Cost of the Second Vessel as of the Closing Date is $201,277,564 representing (1) the aggregate Actual Cost of the Second Vessel as of the date hereof, less (2) the depreciation of the Second Vessel as of the date hereof, both calculated and itemized as follows:

	Item of Cost	Amount Paid	Amount Obligated to be Paid	Total
	[1]	[2]	[3]	[4]
[A]	Shipyard Contract Price (excluding unpaid amounts held in escrow as of October 17, 2019)	$198,113,963		$198,113,963
[B]	Contract Changes and Extras	(1,648,150)		(1,648,150)
[C]	Owner Furnished Items	2,703,417		2,703,417
[D]	Design, Engineering and Inspection	657,897		657,897
[E]	Foreign Items Exclusions (unless Foreign Item Waivers applicable)	(188,632)		(188,632)
[F]	Subtotal ([4A] + [4B] + [4C] + [4D] - [4E]) = [4F])	$199,638,495		$199,638,495
[G]	Estimated Guarantee Fee	6,655,785		6,655,785
[H]	Construction Period Interest	6,883,217		6,883,217
[I]	Approved Construction Contract Escalation and Other Adjustments	(2,380,485)		(2,380,485)
[J]	Total Actual Cost ([4F] + [4G] + [4H] + [4I] = [4J])	$210,797,012		$210,797,012
[K]	Depreciation Recognized from Vessel Delivery Date to Second Closing Date	(9,519,449)		(9,519,449)

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 7

[L]	Total Depreciated Actual Cost ([4J] – [4K]) = [4L])	$201,277,564	$201,277,564

(END OF ANNEX A)

Annex A (Information Specific to the Shipowner and the Second Vessel Guarantee Transaction) Relating to Contract No. MA-14454	Page 8

ANNEX D

DISCLOSURE SCHEDULE

This Disclosure Schedule is delivered by Matson Navigation Company, Inc., a Hawaii corporation (the “Shipowner”), to THE UNITED STATES OF AMERICA (the “United States”), represented by the Maritime Administrator (the “Administrator”) of the Maritime Administration, pursuant to Amendment No. 1 to the Consolidated Agreement, Contract No. 14454, by and between the Shipowner and the Administrator (as so amended, the “Agreement”).

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

This Disclosure Schedule is intended to be read in conjunction with the Agreement, of which this Disclosure Schedule is an integral part.  This Disclosure Schedule and the information and disclosures contained herein are intended to qualify and limit the representations, warranties and covenants of the Shipowner contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.  This Disclosure Schedule is not intended to constitute, and shall not be construed as constituting, representations, warranties, covenants or agreements of the Shipowner, except as and to the extent provided in the Agreement.  The disclosures set forth in this Disclosure Schedule have been drafted subject to and in response to the language used in the Agreement, including qualifications that limit certain required disclosures to materiality or are subject to stated monetary thresholds, as applicable.

Inclusion of any item, information or matter in this Disclosure Schedule (i) does not represent an admission or determination by the Shipowner that such item, information or matter is or is reasonably likely to be material or would constitute a material adverse effect, nor shall it be deemed to establish a standard for materiality or a Shipowner material adverse effect, (ii) shall not constitute, or be deemed to be, an admission of liability concerning such items, information or matters by the Shipowner, and (iii) shall not be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of the Agreement.  In cases where a representation or warranty is qualified by a reference to materiality or a Shipowner material adverse effect the disclosure of any item, information or matter in this Disclosure Schedule shall not imply that any other undisclosed item, information or matter that has a greater value or could otherwise be deemed more significant (i) is or is reasonably likely to be material or (ii) has had or is reasonably likely to result in a Shipowner material adverse effect.  The items, information and matters in this Disclosure Schedule include brief descriptions of certain aspects of the assets, business, agreements, documents or condition of Shipowner, and such descriptions are necessarily not complete.

Inclusion of any item, information or matter in this Disclosure Schedule shall not constitute, or be deemed to be, an admission by any person of any information, matter or item whatsoever with respect to any violation of Law (or that disclosure is required under Law) or any breach of, or default under, any contract.

Any matter disclosed in a section of this Disclosure Schedule shall be deemed disclosed

Annex D (Disclosure Schedule) - relating to Amendment No. 1 to Contract No. MA-14454	Page 1

for the purposes of the Section of the Agreement to which such section relates and any other Sections of the Agreement to the extent it is reasonably apparent that such disclosure also qualifies or applies to such other Sections.

Items, information and matters reflected in this Disclosure Schedule are not necessarily limited to items, information or matters required by the Agreement to be reflected in the Schedules.  Such additional items, information and matters are set forth for information purposes and do not necessarily include other items, information or matters of a similar nature or impose any duty or obligation to disclose any items, information or matters beyond what is required by the Agreement.

The headings used in the Schedules are for reference only and shall not affect the disclosures contained herein.

Any references to “we”, “us”, or “our” in the Schedules shall mean the Shipowner.

Annex D (Disclosure Schedule) - relating to Amendment No. 1 to Contract No. MA-14454	Page 2

1.	List any exceptions to the representation and warranty set forth in Annex C - General Terms and Conditions.

SECTION 10.17. Subsidiaries; Equity Interest.

1.	The Shipowner has the following subsidiaries:
a.See the attached Exhibit A
2.	The Shipowner has the following equity investments:
a.SSA Terminals, LLC
b.Pension and Post-Retirement Plans include investments in equity securities
c.Investments in Mutual Funds
2.	List any Commercial Tort Claim, including a description of the commercial tort claim with specificity (See Section 4.01(a)(3) – Commercial Tort Claims). If none, please so indicate by checking the box: ☒.
3.	As of the Closing Date, the binding agreements referred to in Sections 12.01(f), 12.02(e), (j) and (l) are the following:
a.Amended and Restated Guaranty Agreement dated as of June 29, 2017 by and among Matson Navigation Company, Inc., certain other subsidiaries of Matson, Inc. and Bank of America, N.A., as agent, pursuant to the Amended and Restated Credit Agreement dated as of June 29, 2017 by and among Matson, Inc., certain lenders, and Bank of America, N.A., as agent, as amended to the date hereof.
b.Multiparty Guaranty Dated as of June 29, 2012 by Matson Navigation Company, Inc. and certain other subsidiaries of Matson, Inc. pursuant to the Third Amended and Restated Note Purchase and Private Shelf Agreement dated as of September 14, 2016 by and among Matson, Inc. and the purchasers party thereto, as amended to the date hereof.
c.Multiparty Guaranty dated as of December 21, 2016 by Matson Navigation Company, Inc. and certain other subsidiaries of Matson, Inc. pursuant to the Note Purchase Agreement dated as of December 21, 2016 by and among Matson, Inc. and the purchasers party thereto, as amended to the date hereof.
d.Parent Company Agreement dated as of April 24, 2002 by Matson Navigation Company, Inc. and certain other parties thereto pursuant to the Amended and Restated Limited Liability Company Agreement of SSA Terminals, LLC dated as of April 24, 2002 by and among SSA Ventures and Matson Ventures, Inc., as amended to the date hereof.

(End of Annex d)

Annex D (Disclosure Schedule) - relating to Amendment No. 1 to Contract No. MA-14454	Page 3

EXHIBIT A to ANNEX D

Matson Navigation Company, Inc.	Hawaii
Subsidiaries:
Matson Alaska, Inc.	Delaware
Subsidiaries:
Horizon Lines Holding Corp.	Delaware
Subsidiaries:
Horizon Lines of Puerto Rico, LLC	Delaware
HLPR Holding Corp.	Delaware
Horizon Logistics, LLC	Delaware
Subsidiaries:
Horizon Services Group, LLC	Delaware
Aero Logistics, LLC	Delaware
Horizon Lines, LLC	Delaware
Subsidiaries:
Horizon Lines of Guam, LLC	Delaware
Horizon Lines Vessels, LLC	Delaware
H-L Distribution Service, LLC	Delaware
Matson Navigation Company of Alaska, LLC	Delaware
Subsidiaries:
Horizon Lines Merchant Vessels, LLC	Delaware
Subsidiaries:
Horizon Lines Alaska Vessels, LLC	Delaware
Horizon Lines Alaska Terminals, LLC	Delaware
Matson Logistics, Inc.	Hawaii
Subsidiaries:
Matson Logistics Services, LLC	Hawaii
Matson Logistics Warehousing, Inc.	Hawaii
Span Intermediate, LLC	Delaware
Subsidiary:
Span Acquisition Co., LLC	Delaware
Subsidiaries:
Span Alaska Transportation, LLC	Washington

Annex D (Disclosure Schedule) - relating to Amendment No. 1 to Contract No. MA-14454	Page 4

Alaska Freight Express, LLC	Washington
Midnight Sun Transportation Services, LLC	Alaska
Matson Logistics Limited	Hong Kong
Matson Navigation Vessels, LLC	Delaware
Matson Terminals, Inc.	Hawaii
Matson Ventures, Inc.	Hawaii
Matson Logistics (Shanghai) Co., Ltd.	China
Matson Shipping (Hong Kong) Limited	Hong Kong
Matson Shipping (Shanghai) Co., Ltd.	China
Matson South Pacific Holdco Limited	New Zealand
Subsidiary:
Matson South Pacific Limited	New Zealand
Subsidiaries:
Matson Cook Islands Limited	Cook Islands
Tranz Pacific Ship Management Limited	New Zealand

Annex D (Disclosure Schedule) - relating to Amendment No. 1 to Contract No. MA-14454	Page 5

ANNEX E

FORM OF ADMINISTRATOR’S NOTE

PROMISSORY NOTE TO UNITED STATES OF AMERICA

(“Second Administrator’s Note”)

KAIMANA HILA

Matson Navigation Company, Inc., a Hawaii corporation (the “Shipowner”), for value received, promises to pay THE UNITED STATES OF AMERICA (the “United States”), represented by the Maritime Administrator of the Maritime Administration (the “Administrator”), at the office of the Maritime Administration, U.S. Department of Transportation, Washington, D.C., in lawful money of the United States of America, the aggregate principal amount of up to $139,584,000, together with interest thereon until such principal sum has been paid, as and to the extent that after a Default has occurred and is continuing the Administrator makes payments under the Guarantee with respect to the Second Vessel or expressly assumes the Shipowner’s right and duties under the Second Vessel Note hereinafter referred to.  This Administrator's Note (the “Second Administrator’s Note”) is subject to mandatory prepayment on the same terms and conditions as the Second Vessel Note.  Capitalized terms used herein have the meaning defined herein or in the Consolidated Agreement, Contract No. MA-14454, dated April 27, 2020, between the Shipowner and the Administrator, as amended by Amendment No. 1 dated as of the Second Closing Date (as so amended, the “Agreement”).

This Second Administrator’s Note is given (1) in consideration of the Administrator’s issuance, pursuant to the provisions of 46 U.S.C. Chapter 537 of a Guarantee (the “Guarantee”) of payment of the unpaid interest on and the unpaid balance of the principal amount of the Future Advance Promissory Note (FFB Note Identifier MATNAV 0002, Maximum Principal Amount $139,584,000), dated as of the Second Closing Date (the “Second Vessel Note”), issued by the Shipowner to the Federal Financing Bank, a body corporate and instrumentality of the United States (“FFB”), pursuant to the Second Vessel Note Purchase Agreement, by and among FFB, the Shipowner and the Administrator, in order to finance a portion of the cost of construction of the Second Vessel, and (2) to evidence the Shipowner’s obligation to pay the Administrator, after a Default has occurred and is continuing, any amount that the Administrator (i) actually pays to the Holder of the Second Vessel Note under said Guarantee or (ii) becomes obligated to pay the Holder after the Administrator expressly assumes the Shipowner’s right and duties under the Second Vessel Note.

This Second Administrator’s Note is issued pursuant to the provisions of the Agreement.  The Agreement contemplates that on the date hereof, an amendment to the first preferred fleet mortgage on the Vessel (as so amended, the “Mortgage”) adding the Second Vessel to the lien thereof will be executed and delivered by and between the Shipowner, as mortgagor, and the Administrator, as mortgagee, covering the Shipowner's interest in such Second Vessel.  The definitions used in, and the provisions of, the Agreement and the Mortgage are incorporated herein by reference.

Annex E (Form of Administrator’s Note) – Relating to Amendment No. 1 to Contract No. MA – 14454	Page 1

This Second Administrator’s Note has been negotiated and received by the Administrator, is secured by the Agreement and the Mortgage, and is subject to all the terms of the Agreement and the Mortgage, to the same extent as if said documents were set out herein in full.

To the extent that the Second Vessel Note is Outstanding and until the Guarantee on the Second Vessel Note has been terminated pursuant to the provisions of Section 2.04(b) of Annex C to the Agreement, this Second Administrator’s Note shall remain outstanding and unpaid, subject, however, to the last paragraph hereof.  Payments on the Second Vessel Note shall be deemed a payment of principal and interest on this Second Administrator’s Note, if any, and shall reduce any liability of the Shipowner under this Second Administrator’s Note when paid in the following manner:

(1) by payment of principal of and interest on the Second Vessel Note in accordance with the provisions thereof;

(2) by any prepayment of the Second Vessel Note in accordance with the provisions thereof; and

(3) when the Second Vessel Note has been Paid in full, other than by payment of the Guarantee.

If payment on the Second Vessel Note is made with moneys advanced or loaned to the Shipowner by the Administrator, such payment on the Second Vessel Note shall not, as to such amount, constitute payment of principal or interest on this Second Administrator’s Note and the same shall not in any way be discharged as to such amount.  In the event that the Administrator assumes the Shipowner’s rights and duties under the Second Vessel Note and makes any payments thereunder, such payments shall not, as to such amounts, constitute payment of principal and interest on this Second Administrator’s Note and the same shall not in any way discharge such amounts until such time as this Second Administrator’s Note is paid in full or otherwise discharged in an appropriate proceeding in a court of competent jurisdiction as established by the final order of a court of last resort or the final order of an inferior court which is not appealed.

The unpaid balance of the principal of this Second Administrator’s Note and the interest hereon may be declared or may become immediately due and payable by declaration of the Administrator at any time after (i) a Default has occurred and is continuing under the terms of the Agreement and (ii) the Administrator has made payment under the Guarantee or the Second Vessel Note or has expressly assumed the Shipowner’s right and duties under the Second Vessel Note. Upon such declaration, the unpaid balance of the principal of and the interest on this Second Administrator’s Note shall become due and payable, together with interest thereon at the rate set forth in the Second Vessel Note plus two percent.

Notwithstanding anything to the contrary contained in this Second Administrator’s Note, the Second Vessel Note, the Agreement or any other Transaction Document with respect to the Second

Annex E (Form of Administrator’s Note) – Relating to Amendment No. 1 to Contract No. MA – 14454	Page 2

Vessel, (i) the obligations of the Shipowner under this Second Administrator’s Note to make any payment hereunder shall come into effect solely following (x) a Default by the Shipowner and (y) in the event that the Administrator shall have made payment to the FFB under the Administrator’s Guarantee of the Second Vessel Note or in the event that the Administrator shall have expressly assumed the Shipowner’s rights and duties under the Second Vessel Note (such assumption referred to herein as an “Administrator Assumption”), (ii) any liability of Shipowner under this Second Administrator’s Note shall not be in addition to the Shipowner’s obligations under the Second Vessel Note and shall be reduced by any payments made by Shipowner or Affiliate Guarantor under the Second Vessel Note, (iii) this Second Administrator’s Note shall evidence solely the Shipowner’s obligation to pay the Administrator any amount that the Administrator may be required to pay to the Holder of the Second Vessel Note under said Guarantee, (iv) the amounts due and owing by Shipowner under the Second Vessel Note and this Second Administrator’s Note shall constitute a single indebtedness in a maximum collective principal amount not in excess of the face amount of this Second Administrator’s Note, (v) the Administrator waives any rights of subrogation, contribution, agreement, or otherwise arising under the Second Vessel Note, it being the intent of the parties that the Administrator’s right to recover from the Shipowner any payments it makes under the Guarantee shall be solely as set forth in this Second Administrator’s Note (it being acknowledged and agreed that the obligations of the Shipowner under this Second Administrator’s Note are secured by the Collateral), (vi) the maximum liability of Shipowner and Affiliate Guarantor, collectively, under the Transaction Documents with respect to principal payments on the Second Vessel Note and this Second Administrator’s Note, collectively, shall in no event be in excess of the face amount of this Second Administrator’s Note and (vii) in the event of an Administrator Assumption, then the Shipowner shall be automatically and by operation of law discharged from any further liability under the Second Vessel Note.  In the event the Administrator becomes the “Holder” of the Second Vessel Note, the Second Vessel Note shall be deemed amended to become consistent with the terms of this paragraph.  Upon any Administrator Assumption or any payment by the Administrator under its Guarantee of the Second Vessel Note, (i) the Administrator shall provide prompt written notice of such assumption and/or payment to the Shipowner and (ii) regardless of when such notice is provided, the Administrator shall upon the written request of the Shipowner confirm payment of any such obligations assumed or paid by the Administrator under the Second Vessel Note.

Annex E (Form of Administrator’s Note) – Relating to Amendment No. 1 to Contract No. MA – 14454	Page 3

IN WITNESS THEREOF, the Shipowner has caused this Second Administrator’s Note to be signed on the Second Closing Date.

(SEAL) Attest:	Matson Navigation Company, Inc., Shipowner

By:	By:
Name:	Name:
Title:	Title:

Annex E (Form of Administrator’s Note) – Relating to Amendment No. 1 to Contract No. MA – 14454	Page 4

ANNEX F

FORM OF AMENDMENT AND SUPPLEMENT NO. 1 TO PREFERRED FLEET
MORTGAGE

Contract No. MA-14455

AMENDMENT AND SUPPLEMENT NO. 1 TO FIRST PREFERRED FLEET
MORTGAGE

THIS AMENDMENT AND SUPPLEMENT NO. 1, dated June 12, 2020 (this “Amendment No. 1”), to FIRST PREFERRED FLEET MORTGAGE, dated the 16th day of April, 2020 (as so amended, the “Mortgage”), is made by Matson Navigation Company, Inc., (the “Shipowner” or “Mortgagor”), a Hawaii corporation, having offices located at 555 12th Street, Oakland, California  94607, and THE UNITED STATES OF AMERICA (the "United States"), represented by the Maritime Administrator of the Maritime Administration (the “Mortgagee” or the “Administrator”), having offices located at the United States Department of Transportation, 1200 New Jersey Avenue, S.E., Washington, D.C. 20590.  Capitalized terms used herein, unless otherwise defined herein, have the respective meanings set forth in the Agreement referred to below or in Appendix 1 to the Mortgage.

RECITALS

A.        The Mortgagor has authorized the execution and delivery of the Second Vessel Note Purchase Agreement and the issuance of the Second Vessel Note in the Maximum Principal Amount of $139,584,000, to finance, in part, the construction costs of the construction of the KAIMANA HILA, Official Number 1274135 (the “Second Vessel”).

B.         The Mortgagor is the sole owner of the whole of the Second Vessel which has been duly documented under the laws of the United States;

C.         In connection with the Financing, the Mortgagee and the Mortgagor intend to enter into an Amendment No. 1 to the Consolidated Agreement, Contract No. MA-14454 (the “Agreement”), in which the United States, represented by the Mortgagee, commits to guarantee to the Holder the due payment of the unpaid interest on, and the unpaid balance of the principal of, the Second Vessel Note up to the Amount of Administrator’s Guarantee;

D.        In connection with the Financing, the Mortgagor intends to issue the Second Administrator’s Note payable to the Mortgagee in the amount equal to the Amount of the Administrator’s Guarantee;

E.         To secure the Guarantee of the Second Vessel Note and the payment of the Second Administrator’s Note and the other obligations of the Mortgagor under this Mortgage, the Agreement and the other Transaction Documents, the Mortgagor and the Mortgagee have executed and delivered this Amendment No. 1 to Mortgage; and

Amendment No. 1 to Mortgage – Relating to Amendment No. 1 to Contract No. MA - 14454	Page 1

F.         The Mortgage, as amended and supplemented hereby, covers the whole of the Vessels listed on Schedule 1 hereto.

NOW, THEREFORE, THIS AMENDMENT WITNESSETH:

ARTICLE FIRST

The Mortgage is in all respects confirmed, affirmed, reaffirmed, and continued, including all of the covenants and agreements on the part of the Shipowner which are set forth therein or incorporated therein by reference and all the rights, privileges, powers and immunities of the Mortgagee which are provided for in the Mortgage.

ARTICLE SECOND

FURTHER, THIS AMENDMENT WITNESSETH THAT, in consideration of the premises and of the additional covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as security for the Guarantee of the Note and the Second Vessel Note and in order to secure the payment of the Administrator’s Note and the Second Administrator’s Note, and the other obligations of the Mortgagor under the Transaction Documents related to the Vessels, including the Mortgage and the Agreement, and the due performance and observance of all the agreements and covenants in the Second Vessel Note and the Second Administrator’s Note and the Transaction Documents related to the Vessels, including the Mortgage and the Agreement, the Mortgagor has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee a hundred percent interest in the whole of the Second Vessel which is more fully described in its certificate of documentation, together with all of its boilers, engines, motors, machinery, masts, spares, rigging, boats, anchors, cables, chains, tools, pumps and pumping equipment, apparel, furniture, skiffs, sails, fittings, navigation equipment, propulsion equipment, and all other equipment, electronics, computers, software, electronic records, records and papers whether on board or not, together with all accessions, substitutions, additions, replacements, improvements, parts and accessions, now existing or hereafter made of, in or to said Second Vessel or said appurtenances (collectively, the “Second Vessel Collateral”).  From and after the Second Closing Date, the term “Vessel Collateral” as defined in the Mortgage shall include the Second Vessel Collateral.

TO HAVE AND TO HOLD, all and singular, the above-mortgaged and described property unto the Mortgagee, to its use, benefit and advantage forever.

PROVIDED ALWAYS, that if the Mortgagor shall pay, or cause to be paid, the principal of, interest on and other amounts due under the Second Vessel Note or the Second Administrator’s Note in accordance with the terms thereof, and shall pay any and all other sums that may hereinafter become secured by this Mortgage in accordance with the terms hereof, and shall keep, perform and observe all of the covenants and promises contained in the Second Vessel Note, the Second Administrator’s Note, and the Transaction Documents, including the Mortgage and the Agreement, or expressed, or implied therein and herein to be kept, performed, and observed by or on the part of the Mortgagor, then the Mortgage and the estate and rights hereby granted shall

Amendment No. 1 to Mortgage – Relating to Amendment No. 1 to Contract No. MA - 14454	Page 2

cease and be void; otherwise to remain in full force and effect.

The Mortgagor hereby covenants and agrees with the Mortgagee that the Second Vessel subject to the lien of this Mortgage is to be held by the Mortgagor subject to the further agreements and conditions set forth in the Mortgage.

ARTICLE THIRD

The total principal amount of the obligations that is secured by the Mortgage, as amended and supplemented hereby, is THREE HUNDRED TWENTY FIVE MILLION FIVE HUNDRED TWENTY SEVEN THOUSAND AND NO/100’S UNITED STATES DOLLARS ($325,527,000), excluding interest, expenses, and fees. The date of maturity is March 15, 2044, and the discharge amount is the same as the total amount of the outstanding obligations plus unpaid accrued interest.

ARTICLE FOURTH

SECTION 1. All of the covenants and agreements on the part of the Shipowner which are set forth in, and all the rights, privileges, powers and immunities of the Mortgagee which are provided for in, the Mortgage are incorporated herein and shall apply to the Second Vessel and otherwise with the same force and effect as though set forth at length in this Amendment.

SECTION 2. This Amendment is executed as and shall constitute an instrument supplemental to and amending and shall be construed with and as part of the Mortgage.

SECTION 3. This Amendment may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

SECTION 4. Except as modified and expressly amended by this Amendment and any other supplement or amendment, the Mortgage is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Amendment No. 1 to Mortgage – Relating to Amendment No. 1 to Contract No. MA - 14454	Page 3

IN WITNESS WHEREOF, the Shipowner has executed this instrument on the date indicated in the acknowledgment below, effective as of the day and year first above written.

Shipowner

By:
	Name:	Joel M. Wine
	Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Alameda

On _______________________ before me, __________________________________________, personally appeared _____________________________________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

Amendment No. 1 to Mortgage – Relating to Amendment No. 1 to Contract No. MA - 14454	Page 4

IN WITNESS WHEREOF, the Administrator has executed this instrument on the date indicated in the acknowledgment below, effective as of the day and year first above written..

MARITIME ADMINISTRATOR

By:
Secretary,
Maritime Administration

ACKNOWLEDGMENT

DISTRICT OF COLUMBIA)

)

CITY OF WASHINGTON )

I, the undersigned, a Notary Public in and for the District of Columbia, do hereby certify that, __________________________ known to me to be the Secretary, Maritime Administration, Department of Transportation, the United States of America, personally appeared before me in said District, and executed as Secretary, Maritime Administration, the foregoing instrument, and acknowledged the same to be his or her free act and deed in such official capacity.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of __________, 2020.

Notary Public
My Commission Expires:

SCHEDULE 1

TO

AMENDMENT AND SUPPLEMENT NO. 1

TO

FIRST PREFERRED FLEET MORTGAGE

Vessels subject to Mortgage

KAIMANA HILA, Official Number 1274135

DANIEL K. INOUYE, Official Number 1274136

ANNEX G

FORM OF ASSIGNMENT OF CONSTRUCTION CONTRACT

ASSIGNMENT OF CONSTRUCTION CONTRACT

THIS ASSIGNMENT OF CONSTRUCTION CONTRACT (this “Assignment”) is made as of the Second Closing Date, by Matson Navigation Company, Inc., a Hawaii corporation (the “Shipowner”), to and in favor of the United States of America (the “United States”), represented by the Maritime Administrator of the Maritime Administration (the “Administrator”), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”).

For value received, the Shipowner, as of the Second Closing Date, pursuant to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27, 2020, between the Shipowner and the Administrator, as amended by Amendment No. 1 dated as of the Second Closing Date (as the same may be further amended, supplemented, or modified, the “Agreement”) in which the Administrator agreed to guarantee, subject to the terms and conditions thereof, a loan to Shipowner up to the Amount of Administrator’s Guarantee with respect to the Second Vessel, hereby sells, grants, assigns, transfers and sets over to the United States, represented by the Administrator, all of its rights, title and interest in and to that certain Construction Contract between Shipowner and Philly Shipyard, Inc. (f/k/a Aker Philadelphia Shipyard, Inc., the “Shipyard”) dated November 6, 2013 (the “Construction Contract”), annexed hereto as Exhibit A, and as may be amended, in connection with the construction of the KAIMANA HILA, Official Number 1274135.  Capitalized terms not defined herein, unless otherwise defined herein, shall have the respective meanings set forth in the Agreement.

This Assignment is made to aid the Administrator in appropriate circumstances to better protect its security for the obligations of the Shipowner under the Agreement and the other Transaction Documents.  The Shipowner represents and warrants to the Administrator that it has not made any previous assignment of its interest in the Construction Contract, that to the knowledge of the Responsible Officers of the Shipowner, the Construction Contract has not been terminated and that all covenants, conditions and agreements have been performed as required therein, except those not due to be performed until after the date hereof.  No change in the terms of the Construction Contract shall be valid without the written approval of Administrator provided that the Administrator’s prior written consent shall not be necessary, but prior written notice to the Administrator shall be given, for any mandatory changes to the Construction Contract as a result of any requirements of any governmental agency.  The Shipowner agrees not to assign, sell, pledge, mortgage or otherwise transfer or encumber its interest in the Construction Contract so long as this Assignment is in effect.

The Shipowner agrees that the Administrator shall not be under any obligation or liability with respect to the Construction Contract.  No request by the Administrator to the Shipyard shall be honored unless in writing.

This Assignment shall be binding upon and inure to the benefit of the heirs, legal representatives, assigns, and successors in interest of the Shipowner, the Administrator and the Shipyard.

Annex G (Assignment of Construction Contract) –Amendment No. 1 Relating to Contract No. MA - 14454	Page 1

This Assignment shall be governed by, and construed and interpreted in accordance with the laws of the United States of America, including federal common law, and absent applicable federal law, the laws of the Governing Law State, notwithstanding its conflict of laws rules.

The term of this Assignment shall expire at such time as the Shipowner’s obligations under the Transaction Documents are paid in full and performed in full.

This Assignment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.

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Annex G (Assignment of Construction Contract) –Amendment No. 1 Relating to Contract No. MA - 14454	Page 2

IN WITNESS WHEREOF, the Shipowner has executed this Assignment as of the date first written above.

(SEAL) Attest:		SHIPOWNER
By:		By:
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Assistant Secretary	Title:	Senior Vice President and Chief Financial Officer

Assignment of Construction Contract –Amendment No. 1 Relating to Contract No. MA - 14454	Page 3

EXHIBIT A

EXECUTED COPY OF CONSTRUCTION CONTRACT

(End of Annex G)

Assignment of Construction Contract –Amendment No. 1 Relating to Contract No. MA - 14454	Page 4

ANNEX H-1

FORM CONSENT OF SHIPYARD

CONSENT OF SHIPYARD

THIS CONSENT OF SHIPYARD (this “Consent”) is made as of the Second Closing Date, by Philly Shipyard, Inc. (f/k/a Aker Philadelphia Shipyard, Inc.), a Pennsylvania corporation (the “Shipyard”), to and in favor of THE UNITED STATES OF AMERICA (the “United States”), represented by the Maritime Administrator of the Maritime Administration (the “Administrator”), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”).

RECITALS:

A.        Matson Navigation Company, Inc., a Hawaii corporation (the “Shipowner”) and the Administrator are parties to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27, 2020, as amended by Amendment No. 1 thereto (as so amended, the “Agreement”);

B.         It is a condition of the Agreement that the Shipyard consents, acknowledges and agrees to the assignment by the Shipowner of all of the right, title and interest of the Shipowner in and to the certain Shipbuilding Contract dated as of November 6, 2013, as amended, between the Shipyard and the Shipowner (the “Construction Contract”), for the construction of Hull 30, now known as the KAIMANA HILA, Official Number 1274135 (the “Second Vessel”).

NOW, THEREFORE, in consideration of the premises herein contained, to induce the Administrator to issue a guarantee of the Second Vessel Note dated on or about the date hereof, issued by the Shipowner to the Federal Financing Bank, a body corporate and instrumentality of the United States (“FFB”), pursuant to the Second Vessel Note Purchase Agreement, dated on or about the date hereof, by and among FFB, the Shipowner and the Administrator pursuant to Chapter 537 (the “Administrator’s Guarantee”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         As used herein, (a) capitalized terms defined above have the respective meanings given such terms above; and (b) unless otherwise defined herein, with respect to Uniform Commercial Code (“UCC”) terms, all other capitalized terms contained in this Consent shall have the meanings provided for by the UCC, as adopted in the State of California.

2.        The Shipyard acknowledges that it has received a true copy of the form of the Assignment of Construction Contract, dated on or about the date hereof (the “Assignment”), executed by the Shipowner.

3.        The Shipyard hereby acknowledges receipt of notice of, and hereby consents and agrees to the assignment and grant by the Shipowner to the Administrator pursuant to the Assignment of a continuing security interest, lien and right of setoff in and to all of the Shipowner’s right, title and interest in the Construction Contract and the proceeds thereof, if any such exist, or shall exist in the future.  Such proceeds include any amounts that may be due to be refunded to the

Annex H-1 (Form of Consent of Shipyard) – Relating to Amendment No. 1 to Contract No. MA-14454	Page 1

Shipowner by the Shipyard or by any subcontractor or supplier to the Shipyard arising out of the Construction Contract and any subcontracts or supply contracts into which the Shipyard has entered into.  In the event of a default of the Shipyard under the Construction Contract, the Administrator may enforce the Shipowner’s rights thereunder.

4.         The Shipyard hereby acknowledges, understands and agrees that:

(a)        The Administrator shall, by virtue of the Agreement, have no obligation or duty under the Construction Contract and shall not be required to make any payment due and owing by the Shipowner under the Construction Contract (it being understood that nothing in the Assignment diminishes the Shipowner’s obligations or duties to perform under the Construction Contract);

(b)        The Shipyard shall promptly pay any amount coming due to the Shipowner under the Construction Contract to the Shipowner, except that during any period after the Shipyard shall have received written notice from the Administrator indicating the existence of a Default as defined in the Agreement and until the Administrator shall have notified the Shipyard in writing that such Default has been cured or waived, the Shipyard shall pay any amount coming due to the Shipowner under the Construction Contract promptly to the Administrator for application pursuant to the Agreement;

(c)        Except during any period after the Shipyard shall have received written notice from the Administrator indicating the existence of a Default under the Agreement and until the Administrator shall have notified the Shipyard in writing that such Default has been cured or waived, the Shipowner shall be entitled to exercise all of its rights under the Construction Contract with respect to the Vessel and to receive all of the benefits thereunder, subject to Paragraph 4(b) hereof, to the same extent as if the Construction Contract had not in any way been subjected to a continuing security interest, lien and right of setoff under the Agreement.

5.         The title of this Consent and the headings of the sections are not a part of this Consent and shall not be deemed to affect the meaning or construction of any of its provisions.

6.         Any and all notices to the Shipyard in connection with this Consent shall be given in accordance with the notice provisions of the Construction Contract.

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(SIGNATURE PAGE ON FOLLOWING PAGE)

Annex H-1 (Form of Consent of Shipyard) – Relating to Amendment No. 1 to Contract No. MA-14454	Page 2

IN WITNESS WHEREOF, the Shipyard has caused this Consent to be duly executed as of the day and year first above written.

(SEAL)	PHILLY SHIPYARD, INC.
Attest:

By:	By:
Name:	Name:
Title:	Title:

(END OF ANNEX H-1)

ANNEX I

FORM OF ASSIGNMENT OF EARNINGS

ASSIGNMENT OF EARNINGS

THIS ASSIGNMENT OF EARNINGS (this “Assignment”) is made as of the Second Closing Date, by Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner"), to and in favor of THE UNITED STATES OF AMERICA (the "United States"), represented by the Maritime Administrator of the Maritime Administration (the "Administrator"), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”).

RECITALS:

A.        The Shipowner and the Administrator are parties to that certain Consolidated Agreement, Contract No. MA-14454, dated as of April 27th, 2020, as amended by Amendment No. 1 thereto, dated the date hereof (as so amended, the “Agreement”);

B.         The Shipowner intends to issue the Second Administrator’s Note pursuant to the Agreement;

C.         The Agreement requires the Shipowner to secure the payment of the Administrator’s Note by Liens on, among other things, the Collateral (as defined in the Agreement), including the Earnings (as herein defined); and

D.        This Assignment sets forth the terms on which the Shipowner grants an assignment of and a Lien on Earnings (as hereinafter defined) in favor of the Administrator as collateral security for the Obligations.

NOW, THEREFORE, in consideration of the premises herein and to induce the Administrator to issue the Guarantee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used herein:

(a)        Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Agreement;

(b)        Unless otherwise defined herein, with respect to Uniform Commercial Code (“UCC”) terms, all other capitalized terms contained in this Assignment and not otherwise defined herein shall have, when the context so indicates, the meanings provided for by the UCC, as adopted in the UCC State, to the extent the same are used or defined therein; and

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 1

(c)        Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Assignment:

“Contract” means each rental agreement, lease, charter (excluding all slot charters), exchange, transfer or sale agreement relating to the Second Vessel to which the Shipowner is a party from time to time.

“Earnings” means: (a) all the Shipowner’s right, title and interest to and in whatever is received (whether voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter (excluding all slot charters), exchange, transfer, or other disposition of any of the Second Vessel Earnings Collateral; (b) all claims for damages for any breach by any charterer or other party thereto of any bareboat or time charter, or lease of the Second Vessel; and (c) all remuneration payable by or on behalf of a governmental authority in respect of any detention of the Second Vessel.

“Obligations” means all of the obligations and liabilities of the Shipowner under the Agreement, the Administrator's Note, the Mortgage and the other Transaction Documents with respect to the Vessels and with respect to the Guarantee of the Note and the Second Vessel Note whether now made or hereafter entered into.

“Proceeds" means (A) whatever is acquired upon the sale, lease, license, exchange, or other disposition of Earnings; (B) whatever is collected on, or distributed on account of, Earnings; (C) rights arising out of Earnings; (D) to the extent of the value of Earnings, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Earnings; or (E) to the extent of the value of Earnings and to the extent payable to the Shipowner or the Administrator, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Earnings.

“Second Vessel” means the KAIMANA HILA, Official Number 1274135.

ARTICLE II

ASSIGNMENT

SECTION 2.01. Assignment. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Shipowner does hereby assign, transfer and convey to the Administrator, its successors and assigns, and does hereby grant to the Administrator, its successors and assigns, a first priority continuing security interest in, lien on and right of setoff against, all of the following, wherever located, whether now owned or at any time hereafter acquired by the Shipowner or in which the Shipowner now has or at any time in the future may acquire any right, title or interest in (collectively, the “Second Vessel Earnings Collateral”):

(a)        the Earnings of the Second Vessel from any source;

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 2

(b)        all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of the Second Vessel or the Second Vessel’s capture, seizure, arrest, detention or confiscation by any governmental authority or Persons acting on behalf of any governmental authority; and

(c)        all Proceeds and products of the foregoing.

Upon the occurrence and continuation of a Default, the Shipowner hereby authorizes and directs any party to a Contract and their respective successors and assigns to treat and regard the Administrator as the party entitled, in the Shipowner’s place and stead, to receive said Proceeds and amounts and to exercise all rights of the Shipowner with respect thereto; and said parties shall be fully protected in so treating and regarding the Administrator and shall be under no obligation to see to the application by the Administrator of any such Proceeds received by it. In addition to the rights granted to the Administrator hereunder, the Shipowner hereby further transfers and assigns to the Administrator by way of security any and all such Liens, financing statements or similar interests of the Shipowner attributable to its interest in the Second Vessel Earnings Collateral arising under or created by any statutory provision, judicial decision or otherwise.

SECTION 2.02. Account Debtors. No Person making payments to the Administrator at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering Proceeds or amounts to the Administrator under such assignment shall be released thereby from any and all liability to the Administrator and the Shipowner to the full extent and amount of all payments or Proceeds so delivered. Should the Administrator bring suit against any third party for collection of any amount or sums included within this Assignment (and the Administrator shall have the right to bring any such suit), it may sue either in its own name or in the name of the Shipowner, or both.

SECTION 2.03. Performance under Charters; No Duty of Inquiry. The Shipowner hereby undertakes that it shall punctually perform all of its obligations under all Contracts to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Shipowner shall remain liable under all Contracts to perform the obligations assumed by it thereunder, and the Administrator shall have no obligation or liability of any nature whatsoever under any Contract by reason of, or arising out of, this Assignment, nor shall the Administrator be required to assume or be obligated in any manner to perform or fulfill any obligation of the Shipowner under or pursuant to any Contract. Nothing in this Assignment shall be deemed or construed to create a delegation to or assumption by the Administrator, of the duties and obligations of the Shipowner under any Contract. All of the parties to any Contract shall continue to look to the Shipowner for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Shipowner thereunder, notwithstanding the rights granted to the Administrator hereunder and the assignment herein made or the exercise by the Administrator of any such rights hereunder or under applicable law. The Administrator shall not be required to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Administrator, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 3

amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

SECTION 2.04. No Modification of Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Shipowner to make prompt payment of all Obligations, including principal and interest owing thereon, when and as the same become due regardless of whether the Second Vessel Earnings Collateral is sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. Nothing in this Assignment is intended to be an acceptance of collateral in satisfaction of or in discharge of the Obligations.

SECTION 2.05. Affirmative Covenants. Until all of the Obligations have been fully and finally paid and the Agreement and the other Transactions Documents with respect to the Second Vessel have been terminated, the Shipowner hereby covenants and agrees with the Administrator to:

(a)        promptly notify the Administrator in writing of the commencement and termination of any period during which the Second Vessel is requisitioned; and

(b)      during the continuance of a Default, use its best efforts to cause any counterparty to any Contract to execute a Consent and Agreement to this Assignment in substantially the form attached hereto as Exhibit B and deliver such Consent and Agreement to the Administrator.

SECTION 2.06. Negative Pledge. The Shipowner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Second Vessel Earnings Collateral hereby assigned to anyone other than the Administrator, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

SECTION 2.07. Attorney-in-Fact. The Administrator shall not be liable for any delay, neglect, or failure to effect collection of any Proceeds or to take any other action in connection therewith or hereunder; but the Administrator shall have the right, at its election, in the name of the Shipowner or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Administrator in order to collect such Proceeds and to protect the interests of the Administrator, and/or the Shipowner, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Shipowner. The Shipowner does hereby irrevocably appoint and constitute the Administrator as the Shipowner’s true and lawful attorney-in-fact with full power (in the name of the Shipowner or otherwise), to ask, require, demand, receive, compound, and give acquittance for any and all Proceeds, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Administrator may deem to be necessary or advisable in the premises, and to file, without the signature of the Shipowner, any and all financing statements or similar

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 4

documents, other instruments, documents or agreements or renewals thereof arising from this Assignment which the Administrator may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted hereby; provided, however, the Administrator shall not take any action pursuant to the power granted by this Section unless a Default shall have occurred and be continuing. Such appointment of the Administrator as attorney-in-fact is irrevocable and is coupled with an interest. The parties agree that the grant of the power of attorney set forth in this Section shall not be deemed to create any obligation on the part of the Administrator to take any one or more of the actions described herein.

SECTION 2.08. Application of Proceeds. All Proceeds collected or received by the Administrator pursuant to this Assignment during the existence and continuance of a Default shall be applied as provided in Section 14.04 of Annex C of the Agreement and, in the absence of the existence and continuance of a Default, shall be paid by the Administrator to Shipowner promptly following receipt thereof.

SECTION 2.09. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given herein, in the Agreement and the other Transaction Documents to the Administrator shall be cumulative and shall be in addition to every other right, power and remedy of the Administrator now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Administrator, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Without limitation of the foregoing, during the continuation of a Default, the Administrator shall have the rights and remedies of a secured party under the UCC.  No delay or omission by the Administrator in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Shipowner shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Administrator of any security or of any payment of or on account of any of the amounts due from the Shipowner to the Administrator and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

SECTION 2.10. Invalidity. If any provision of this Assignment shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Assignment is rendered either wholly or partly defective, the Shipowner shall furnish the Administrator with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Assignment.

SECTION 2.11. Continued Security. It is declared and agreed that the security created by this Assignment shall be held by the Administrator as a continuing security for the payment

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 5

of all moneys which may at any time and from time to time be or become payable by the Shipowner in connection with the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Administrator for all or any part of the moneys hereby secured.

SECTION 2.12. Termination. The Administrator shall terminate this Assignment and release the Second Vessel Earnings Collateral subject to the provisions of Article XVI of Annex C of the Agreement and the relevant provisions of this Assignment. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrator shall be deemed to constitute a retention of the Second Vessel Earnings Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrator and the Holder(s) shall have applied payments (including, without limitation, collections from any Second Vessel Earnings Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in the Agreement. If this Assignment has terminated and any payment actually received by the Administrator is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Assignment shall be reinstated and its provisions will continue in effect for the benefit of the Administrator and the holder(s) of the Second Administrator’s Note until such amounts are fully and finally paid in cash.

SECTION 2.13. Notices. Any notices or communications hereunder shall be made in accordance with Section 18.03 of Annex C of the Agreement.

SECTION 2.14. Waiver; Amendment. No amendment, modification, or waiver of any provision of this Assignment, and no consent with respect to any departure of the Shipowner therefrom, shall be effective unless the same is in writing executed by the Shipowner and the Administrator.

SECTION 2.15. Further Assurances. The Shipowner agrees that at any time and from time to time, upon the written request of the Administrator, the Shipowner will promptly and duly execute and deliver any and all such further instruments and documents as the Administrator may deem desirable in obtaining the full benefits of this Assignment (including, without limitation, in connection with the perfection of the security interest created hereby) and of the rights and powers herein granted.

SECTION 2.16. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the United States of America, including federal common law, and, absent applicable federal law, the laws of the Governing Law State, notwithstanding its conflict of laws rules.

(REMAINDER OF PAGE INTENTIONALLY BLANK)

(SIGNATURE PAGE ON FOLLOWING PAGE)

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 6

IN WITNESS WHEREOF, the Shipowner has caused this Assignment to be executed as of the day and year first above written.

(SEAL)		Matson Navigation Company, Inc.
Attest:

By:		By:
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Assistant Secretary	Title:	Senior Vice President and Chief Financial Officer

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 7

EXHIBIT A

[RESERVED]

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 8

EXHIBIT B

TO ASSIGNMENT OF EARNINGS

CONSENT AND AGREEMENT

The undersigned, ________________, a counterparty to a contract (“Contract”) with Matson Navigation Company, Inc. (“Shipowner”) to which the Notice of Assignment delivered pursuant to the foregoing Assignment refers (terms defined in the Assignment are used herein with the same meaning), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby acknowledges notice of and consents and agrees to the Assignment and to all of the terms thereof, and agrees that: (1) it will make payment directly to the account of the Administrator, at [                                ], of all moneys due and to become due from it under the Contract until receipt of written notice from the Administrator that all obligations to it secured by said Assignment have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Administrator for any reason whatsoever any moneys paid by the undersigned to the Administrator by virtue of the foregoing Assignment and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Administrator by virtue of said Assignment of amounts owing to the undersigned by the Shipowner under the Contract.

The undersigned, as a counterparty to the Contract, confirms and agrees that the Contract is in full force and effect and is enforceable in accordance with its terms and the Shipowner is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the laws of the Governing Law State.

Dated:  ________________, 20___                         [NAME]

By:

Name:

Title:

(End of Annex I)

Annex I (Form of Assignment of Earnings) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 9

ANNEX J

FORM OF ASSIGNMENT OF INSURANCES

ASSIGNMENT OF INSURANCES

THIS ASSIGNMENT OF INSURANCES (this “Assignment”) is made as of the Second Closing Date, by Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner"), to and in favor of THE UNITED STATES OF AMERICA (the "United States"), represented by the Maritime Administrator of the Maritime Administration (the "Administrator"), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”).

RECITALS:

A.        The Shipowner and the Administrator are parties to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27th, 2020, as amended by Amendment No. 1 thereto, dated as of the date hereof (as so amended, the “Agreement”);

B.         The Shipowner intends to issue the Second Administrator’s Note in the Amount of the Second Note pursuant to the Agreement;

C.         The Agreement requires the Shipowner to secure the payment of the Administrator’s Notes by Liens on, among other things, the Second Vessel Collateral (as herein defined), including the Insurances (as herein defined); and

D.        This Assignment sets forth the terms on which the Shipowner grants an assignment of, and a Lien on, the Second Vessel Collateral in favor of the Administrator as collateral security for the Obligations.

NOW, THEREFORE, in consideration of the premises herein and to induce the Administrator to issue the Guarantee and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used herein:

(a)         Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Agreement;

(b)         Unless otherwise defined herein, with respect to Uniform Commercial Code (“UCC”) terms, all other capitalized terms contained in this Assignment and not otherwise defined herein shall have, when the context so indicates, the meanings provided for by the UCC, as adopted in the UCC State, to the extent the same are used or defined therein; and

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 1

(c)      Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Assignment:

“Second Vessel Collateral” has the meaning set forth in Section 2.01 of this Assignment.

“Insurances” has the meaning set forth in Section 2.01 of this Assignment.

“Obligations” means all of the obligations and liabilities of the Shipowner under the Agreement, the Second Administrator's Note, the Mortgage and the other Transaction Documents and as collateral security for and with respect to the Guarantee whether now made or hereafter entered into.

“Second Vessel” means the KAIMANA HILA, Official Number 1274135.

ARTICLE II

ASSIGNMENT

SECTION 2.01. Assignment. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Shipowner does hereby assign, transfer and convey to the Administrator, its successors and assigns, and does hereby grant to the Administrator, its successors and assigns, a first priority continuing security interest in, lien on, and right of setoff against, all policies and contracts of insurance, including, without limitation, the Shipowner’s rights under all entries in any protection and indemnity or war risks associations or clubs, which are from time to time taken out by or for the Shipowner in respect of the Second Vessel, its hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof and all other rights of the Shipowner in respect thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the “Insurances”), and in and to all moneys and claims for moneys in connection therewith and all proceeds and products of all of the foregoing, wherever located, whether now owned or at any time hereafter acquired by the Shipowner or in which the Shipowner now has or at any time in the future may acquire any right, title or interest (collectively, the “Second Vessel Collateral”).

In addition to the rights granted to the Administrator, the Shipowner hereby further transfers and assigns to the Administrator by way of security any and all such Liens, financing statements or similar interests of the Shipowner attributable to its interest in the Second Vessel Collateral arising under or created by any statutory provision, judicial decision or otherwise.

SECTION 2.02. Payments. During the continuance of a Default, the Administrator shall be entitled to receive all payments of Insurances in respect of the Second Vessel payable to the Shipowner and assigned hereby. The Shipowner shall cause all sums so payable to the Shipowner and assigned hereby to be paid directly to the Administrator to an account designated by the Administrator for such purpose. THE SHIPOWNER AGREES TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL PARTIES (INCLUDING FOR SUCH PERSONS’ OWN ORDINARY NEGLIGENCE) MAKING PAYMENTS TO THE ADMINISTRATOR UNDER THE ASSIGNMENT CONTAINED HEREIN, AGAINST ANY AND ALL

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 2

LIABILITIES, ACTIONS, CLAIMS, JUDGMENTS, COSTS, CHARGES AND ATTORNEYS’ FEES RESULTING FROM THE DELIVERY OF SUCH PAYMENTS TO THE ADMINISTRATOR, AND ALL SUCH AMOUNTS TOGETHER WITH SUCH INTEREST THEREON SHALL BE PART OF THE OBLIGATIONS. THE INDEMNITY AGREEMENT CONTAINED IN THE PREVIOUS SENTENCE IS MADE FOR THE DIRECT BENEFIT OF AND SHALL BE ENFORCEABLE BY ALL SUCH PERSONS. Should the Administrator bring suit against any third party for collection of any amount or sums included within this Assignment (and the Administrator shall have the right to bring any such suit), it may sue either in its own name or in the name of the Shipowner, or both.

SECTION 2.03. Performance under Insurances; No Duty of Inquiry. The Shipowner hereby undertakes that it shall punctually perform all of its obligations under all Insurances pertaining to the Second Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Shipowner shall remain liable under all Insurances pertaining to the Second Vessel to perform the obligations assumed by it thereunder, and the Administrator shall have no obligation or liability of any nature whatsoever under any such Insurances (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) by reason of, or arising out of, this Assignment, nor shall the Administrator be required to assume or be obligated in any manner to perform or fulfill any obligation of the Shipowner under or pursuant to any such Insurances. Nothing in this Assignment shall be deemed or construed to create a delegation to or assumption by the Administrator, of the duties and obligations of the Shipowner under any agreement or contract relating to the Second Vessel or the Insurances. All of the parties to any such Insurances or contracts shall continue to look to the Shipowner for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Shipowner thereunder, notwithstanding the rights granted to the Administrator hereunder or the exercise by the Administrator of any such rights hereunder or under applicable law. The Administrator shall not be required to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Administrator, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

SECTION 2.04. No Modification of Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Shipowner to make prompt payment of all Obligations, including principal and interest owing thereon, when and as the same become due regardless of whether the Second Vessel Collateral is sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. Nothing in this Assignment is intended to be an acceptance of collateral in satisfaction of or in discharge of the Obligations.

SECTION 2.05. Affirmative Covenants. Until all of the Obligations have been fully and finally paid and the Agreement and the other Transaction Documents have been terminated, the Shipowner hereby covenants and agrees with the Administrator to:

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 3

(a)    do, cause to be done or permit to be done each and every act or thing which the Administrator may from time to time reasonably require to be done for the purpose of enforcing the Administrator’s rights under this Assignment and the Shipowner will allow its name to be used as and when required by the Administrator for that purpose; and

(b)   forthwith give notice in the form attached to this Assignment as Exhibit D of this Assignment, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Second Vessel and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Second Vessel and are endorsed to provide that the Administrator shall be named in a manner such that it is afforded the stature of additional insured, as its interest may appear, and the Administrator shall be named loss payee.

SECTION 2.06. Negative Pledge. The Shipowner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Second Vessel Collateral hereby assigned to anyone other than the Administrator, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

SECTION 2.07. Notices; Loss Payable Clauses.

(a)    All Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Second Vessel shall contain a loss payable and notice of cancellation clause in the form attached to this Assignment as Exhibit B or in such other form as the Administrator may agree; and

(b)   All entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries relating to the Second Vessel shall contain a loss payable and notice of cancellation clause in the form attached to this Assignment as Exhibit C or in such other form as the Administrator may agree.

SECTION 2.08. Attorney-in-Fact. The Administrator shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Administrator shall have the right, at its election, in the name of the Shipowner or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Administrator in order to enforce this Assignment and to protect the interests of the Administrator and the holder(s) of the Second Administrator’s Note, and/or the Shipowner, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Shipowner. The Shipowner does hereby irrevocably appoint and constitute the Administrator as the Shipowner’s true and lawful attorney-in-fact with full power (in the name of the Shipowner or otherwise), to ask, require, demand, receive, compound, and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Administrator may deem to be necessary or advisable in the premises, and to file, without the signature of the Shipowner, any and all financing statements or similar

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 4

documents, other instruments, documents or agreements or renewals thereof arising from this Assignment which the Administrator may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted hereby; provided, however, the Administrator shall not take any action pursuant to the power granted by this Section 2.08 unless a Default shall have occurred and be continuing. Such appointment of the Administrator as attorney-in-fact is irrevocable and is coupled with an interest. Nothing contained in this Section 2.08 shall be deemed or considered as creating any obligation on the part of the Administrator to take any of the actions described herein.

SECTION 2.09. Application of Proceeds. All moneys collected or received by the Administrator pursuant to this Assignment during the existence and continuance of a default shall be applied as provided in Section 14.04 of Annex C of the Agreement and, in the absence of the existence and continuance of a Default, shall be paid by the Administrator to Shipowner promptly following receipt thereof.

SECTION 2.10. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given herein, in the Agreement and the other Transaction Documents to the Administrator shall be cumulative and shall be in addition to every other right, power and remedy of the Administrator now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed necessary by the Administrator, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Without limitation of the foregoing, during the continuation of a Default, the Administrator shall have the rights and remedies of a secured party under the UCC. No delay or omission by the Administrator in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Shipowner shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Administrator of any security or of any payment of or on account of any of the amounts due from the Shipowner to the Administrator and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

SECTION 2.11. Invalidity. If any provision of this Assignment shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Assignment is rendered either wholly or partly defective, the Shipowner shall furnish the Administrator with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Assignment.

SECTION 2.12. Continued Security. It is declared and agreed that the security created by this Assignment shall be held by the Administrator as a continuing security for the payment of all

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 5

moneys which may at any time and from time to time be or become payable by the Shipowner in connection with the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Administrator for all or any part of the moneys hereby secured.

SECTION 2.13. Termination. The Administrator shall terminate this Assignment and release the Second Vessel Collateral subject to the provisions of Article XVI of Annex C of the Agreement and the relevant provisions of this Assignment. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrator shall be deemed to constitute a retention of the Second Vessel Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrator and the Holder(s) shall have applied payments (including, without limitation, collections from Second Vessel Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in the Agreement. If this Assignment has terminated and any payment actually received by the Administrator is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Assignment shall be reinstated and its provisions will continue in effect for the benefit of the Administrator until such amounts are fully and finally paid in cash.

SECTION 2.14. Notices. Any notices or communications hereunder shall be made in accordance with Section 18.03 of Annex C of the Agreement.

SECTION 2.15. Waiver; Amendment. No amendment, modification, or waiver of any provision of this Assignment, and no consent with respect to any departure of the Shipowner therefrom, shall be effective unless the same is in writing executed by the Shipowner and the Administrator.

SECTION 2.16. Further Assurances. The Shipowner agrees that at any time and from time to time, upon the written request of the Administrator, the Shipowner will promptly and duly execute and deliver any and all such further instruments and documents as the Administrator may deem desirable in obtaining the full benefits of this Assignment (including, without limitation, in connection with the perfection of the security interest created hereby) and of the rights and powers herein granted.

SECTION 2.17. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the United States of America, including federal common law, and, absent applicable federal law, the laws of the Governing Law State, notwithstanding its conflict of laws rules.

(SIGNATURE PAGE ON FOLLOWING PAGE)

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 6

IN WITNESS WHEREOF, the Shipowner has caused this Assignment to be executed as of the day and year set forth above.

(SEAL)		Matson Navigation Company, Inc.
Attest:

By:		By:
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Assistant Secretary	Title:	Senior Vice President and Chief Financial Officer

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 7

EXHIBIT A

TO ASSIGNMENT OF INSURANCE

SECOND VESSEL

[Reserved]

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 8

EXHIBIT B

TO ASSIGNMENT OF INSURANCES

LOSS PAYABLE CLAUSE

Hull and Machinery (War Risks)

For any loss in excess of $2,500,000, underwriters shall make all payments hereunder directly to THE UNITED STATES OF AMERICA, represented by the Maritime Administrator of the Maritime Administration (the “Administrator”) pursuant to its instructions. Notwithstanding the preceding sentence, unless otherwise required by the Administrator by notice to the underwriters stating that a default is continuing, although losses hereunder are payable to the Administrator, any loss (other than an actual or constructive total loss) with respect to a Vessel involving any damage to a Vessel, may be paid directly for the repair, salvage or other charges involved or, if Matson Navigation Company, Inc. (the “Shipowner”) shall have first fully repaired the damage or paid all of the salvage or other charges, may pay Shipowner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of $2,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Administrator.

In the event of the actual total loss or agreed, compromised or constructive total loss of a Vessel, payment shall be made to the Administrator, for deposit into an account designated for such purpose by the Administrator.

The Administrator shall be advised:

1.         at least 10 days before cancellation of this insurance may take effect;

2.         of any failure to renew any such insurance at least 10 days prior to the date of renewal thereof;

3.         of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

4.         of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 9

EXHIBIT C

TO ASSIGNMENT OF INSURANCES

LOSS PAYABLE CLAUSE

Protection and Indemnity

Payment of any recovery in excess of $2,500,000 that Matson Navigation Company, Inc. (the “Shipowner”) is entitled to make out of the funds of the Insurer in respect of any liability, costs or expenses incurred by it shall be made to THE UNITED STATES OF AMERICA, represented by the Maritime Administrator of the Maritime Administration (the “Administrator”), and all recoveries shall thereafter be paid directly to the Administrator. Notwithstanding the preceding sentence, unless otherwise required by the Administrator by notice to the underwriters stating that a default is continuing, although losses hereunder are payable to the Administrator, any loss under any insurance on a Vessel with respect to protection and indemnity risks may be paid directly to Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred; provided, however, that if any such payment is in excess of $2,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Administrator.

The Administrator shall be advised:

1.         at least 10 days before cancellation of this insurance may take effect;

2.         of any failure to renew any such insurance at least 10 days prior to the date of renewal thereof;

3.         of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

4.         of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 10

EXHIBIT D

TO ASSIGNMENT OF INSURANCES

NOTICE OF ASSIGNMENT OF INSURANCES

TO:

TAKE NOTICE:

1.         that by an Assignment of Insurances (the “Assignment”) dated April 27, 2020 (“Effective Date”) made by us to THE UNITED STATES OF AMERICA, represented by the Maritime Administrator of the Maritime Administration (the “Administrator”), a copy of which is attached hereto, we have collaterally assigned to the Administrator as of the Effective Date, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any protection and indemnity or war risk association or club, which are from time to time taken out by us in respect of the US flag Vessel the KAIMANA HILA, Official Number 1274135 (the “Vessel”), and all the benefits and earnings of such insurances thereof including all claims of whatsoever nature (all of which together are hereinafter called the “Insurances”).

2.         that you are hereby irrevocably authorized and instructed to pay as from the Effective Date hereof all payments under all Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit B of the Assignment of Insurances.

3.         all entries in protection and indemnity associations or clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit C of the Assignment of Insurances.

4.         that you are hereby instructed to endorse the Assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.

DATED AS OF THE      day of                     , 20___.

(SIGNATURE PAGE ON FOLLOWING PAGE)

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 11

Matson Navigation Company, Inc.

By:
Name:
Title:

We hereby acknowledge receipt of the foregoing Notice of

Assignment and agree to act in accordance with the terms thereof:

By:
Name:
Title:

[END OF ANNEX J]

Annex J - (Form of Assignment of Insurances) - Relating to Amendment No. 1 to Contract No. MA-14454	Page 12

ANNEX K

FORM OF AMENDMENT NO. 1 TO AFFILIATE GUARANTY

AMENDMENT NO. 1 TO AFFILIATE GUARANTY

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of the Second Closing Date, to AFFILIATE GUARANTY, dated as of April 27th, 2020 (the “Affiliate Guaranty”), is made by and between MATSON, INC., a Hawaii corporation (the “Affiliate Guarantor”) and consented to by THE UNITED STATES OF AMERICA, represented by the Maritime Administrator of the Maritime Administration (the “Administrator”).

RECITALS:

A.        Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner") and the Administrator are parties to Amendment No. 1, dated as of the date hereof, to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27, 2020 (as so amended, the “Agreement”) and the other Transaction Documents;

B.         The Shipowner, in connection with the financing of the Second Vessel, on the date hereof, borrowed certain funds and created and authorized the issuance of the Second Vessel Note issued pursuant to the Second Vessel Note Purchase Agreement and the Administrator issued the Guarantee of the Second Vessel Note.

C.         The Shipowner has, in consideration of the issuance of the Guarantee on the Second Vessel Note, issued and delivered, the Second Administrator’s Note to the Administrator.

D.        The Affiliate Guarantor is directly and materially interested in the financial success of the Shipowner, and maintains significant business relationships with the Shipowner, and the Affiliate Guaranty as amended hereby may be expected to benefit, directly or indirectly, the Affiliate Guarantor.

E.         The Administrator has required this Amendment to the Affiliate Guaranty from the Affiliate Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Administrator's decision to enter into the Agreement and to issue the Guarantee on the Second Vessel Note, and the Affiliate Guarantor has entered into this Amendment for the purpose of guaranteeing the Shipowner’s obligations to the Administrator under the Agreement with respect to the Second Administrator's Note, and the Assignment of Construction Contract, Assignment of Earnings, Assignment of Insurances, and Mortgage, all relating to the Second Vessel (each of which are hereafter included in the definition of “Matson Guaranteed Document” and the “Matson Guaranteed Documents”, as defined in the Affiliate Guaranty).

Now, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Affiliate Guarantor hereby agrees as follows:

Amendment No. 1 to Affiliate Guaranty - Relating to Amendment No. 1 to Contract No. MA-14454	Page 1

1.        Amendment.  The Affiliate Guaranty is amended by amending the term “Matson Guaranteed Documents” as set forth in Recital E. of the Affiliate Guaranty to include the Second Administrator’s Note, and the related Assignment of Construction Contract, Assignment of Earnings, Assignment of Insurances, and Mortgage, each of which relates to the Second Vessel.

2.        Ratification.  The Affiliate Guarantor hereby confirms its obligations under the Affiliate Guaranty, as amended hereby, and that the Affiliate Guaranty as amended hereby continues in full force and effect.

3.        Miscellaneous.

(a)      This Amendment may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

(b)      Unless otherwise specifically defined herein, the capitalized terms used herein are defined in the Agreement and any reference therein to other instruments shall have the respective meaning stated in the Agreement or such other instruments.

(c)      This Amendment is executed as and shall constitute an instrument supplemental to and amending and shall be construed with and as part of the Affiliate Guaranty.

Amendment No. 1 to Affiliate Guaranty - Relating to Amendment No. 1 to Contract No. MA-14454	Page 2

IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

(SEAL)		AFFILIATE GUARANTOR
Attest:

By:		By:
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Corporate Secretary	Title:	Senior Vice President and Chief Financial Officer

Amendment No. 1 to Affiliate Guaranty - Relating to Amendment No. 1 to Contract No. MA-14454	Page 3

Consented to by:

Maritime Administrator

By:
Secretary,
Maritime Administration

Amendment No. 1 to Affiliate Guaranty - Relating to Amendment No. 1 to Contract No. MA-14454	Page 4